As filed with the Securities and Exchange Commission on May 15, 2023
    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACM RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3290283
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of principal executive offices)	(Zip code)

2016 Omnibus Incentive Plan
(Full title of the plan)

David H. Wang
Chief Executive Officer and President
ACM Research, Inc.
42307 Osgood Road, Suite I
Fremont, California 94539
(510) 445-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Michael A. Hedge
Jason C. Dreibelbis
K&L Gates LLP
1 Park Plaza, Twelfth Floor
Irvine, California 92614
(949) 253-0900
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

506190184.3

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 relating to the 2016 Omnibus Incentive Plan of the registrant is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-222702, filed by the registrant with the Securities and Exchange Commission on January 25, 2018.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of ACM Research, Inc.
4.2	Certificate of Amendment to Restated Certificate of Incorporation of ACM Research, Inc., dated July 13, 2021
4.3	Restated Bylaws of ACM Research, Inc.
5.1	Opinion of K&L Gates LLP
23.1	Consent of BDO China Shu Lan Pan Certified Public Accountants LLP
23.2	Consent of Armanino LLP
23.3	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	ACM Research, Inc. 2016 Omnibus Incentive Plan
107	Filing Fee Table

506190184.3

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, as of May 15, 2023.
ACM RESEARCH, INC.

//s/ Mark A. McKechnie
Mark A. McKechnie
Chief Financial Officer, Executive Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David H. Wang and Mark A. McKechnie, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933 to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David H. Wang	Chief Executive Officer, President	May 15, 2023
David H Wang /s/ Mark A. McKechnie	and Chair of the Board of Directors (Principal Executive Officer) Chief Financial Officer, Executive Vice President and Treasurer	May 15, 2023
Mark A. McKechnie /s/ Haiping Dun	(Principal Financial and Accounting Officer) Director	May 15, 2023
Haiping Dun /s/ Chenming Hu	Director	May 15, 2023
Chenming Hu /s/ Tracy Liu	Director	May 15, 2023
Tracy Liu /s/ Xiao Xing	Director	May 15, 2023
Xiao Xing

506190184.3